UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2007

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Principal Officers.

On January 15, 2007, Bryant P. Bynum announced his resignation as the Company’s Executive Vice President and Chief Financial Officer, effective January 19, 2007. The Company expects to enter into a separaration agreement with Mr. Bynum, the terms of which have not yet been finalized. A copy of the press release announcing Mr. Bynum’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03(c). Appointment of Principal Officers.

In connection with Mr. Bynum’s resignation, we have appointed Mr. Don Grimes, 44, to the position of Executive Vice President and Chief Financial Officer, effective January 22, 2007. In connection with Mr. Grimes’ appointment, we expect to enter into an employment agreement between Mr. Grimes and the Company, the terms of which have not yet been finalized.

Mr. Grimes joins the Company after a successful 15-year career at Brown-Forman Corporation, one of the world’s leading, international beverage companies, and the owner of such leading brands as Jack Daniel’s, Finlandia, Fetzer Wines and Hartmann Luggage. He has a well-deserved reputation for working closely with sales, marketing and operations leaders to focus on key value drivers, and help shape and drive business success.

Mr. Grimes served as Brown-Forman’s Vice President, Director of Beverage Finance from April 2006 through November 2006, with responsibility for all finance activities for Brown-Forman’s $2.6 billion beverage business, and had deep involvement in strategic resource allocation and pricing initiatives as well as organic growth efforts that helped the company’s profit grow at an annual rate double the industry average. Prior to this position, he served as Vice President, Director of Corporate Planning & Analysis from July 2003 through April 2006, with responsibility for investor relations, stockholder services, and brand business analysis. In previous positions at the company, Mr. Grimes was Chief Financial Officer for Brown-Forman Spirits Americas, the company’s largest business unit, and managed a corporate development group handling acquisitions and corporate strategy for the firm worldwide. He started his career as a Certified Public Accountant at Coopers & Lybrand (now PricewaterhouseCoopers), and holds an MBA with Distinction from Northwestern University.

A copy of the press release announcing Mr. Grimes’ appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	January 15, 2007 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on January 24, 2007.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Edward H. Orzetti
Edward H. Orzetti
Chief Executive Officer and President

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